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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-190326) pertaining to the Control4 Corporation 2013 Stock Option and Incentive Plan and the Control4 Corporation 2003 Equity Incentive Plan of our report dated February 21, 2014, with respect to the consolidated financial statements of Control4 Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Salt Lake City, Utah
February 21, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM